                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                        AEG Holdings, LLC
Address of Joint Filer:                     c/o Gores Holdings IV, Inc.
                                            9800 Wilshire Blvd.
                                            Beverly Hills, CA 90212

Relationship of Joint Filer to Issuer:      10% Owner, Director

Issuer Name and Ticker or Trading Symbol:   Gores Holdings, IV, Inc. (GHIV)

Date of Event Requiring Statement:          01/23/2020
(Month/Day/Year)

Designated Filer:                           Gores Sponsor IV LLC

Name of Joint Filer:                        Alec Gores
Address of Joint Filer:                     c/o Gores Holdings IV, Inc.
                                            9800 Wilshire Blvd.
                                            Beverly Hills, CA 90212

Relationship of Joint Filer to Issuer:      10% Owner, Director

Issuer Name and Ticker or Trading Symbol:   Gores Holdings, IV, Inc. (GHIV)

Date of Event Requiring Statement:          01/23/2020
(Month/Day/Year)

Designated Filer:                           Gores Sponsor IV LLC